UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒                Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ROPER TECHNOLOGIES, INC.

(Formerly Roper Industries, Inc.)

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note: This supplement to Schedule 14A (“Supplement”) is being filed to amend and restate that section titled “Beneficial Ownership” of the definitive proxy statement (the “Proxy Statement”) of Roper Technologies, Inc. (the “Company”) for the 2020 Annual Meeting of Shareholders and any adjournments or postponements of the meeting (the “Annual Meeting”), which was filed with the Securities and Exchange Commission (the “SEC”) on April 24, 2020. This Supplement is being filed to correct a typographical error in the Proxy Statement that showed Mr. Jason Conley, the Company’s Vice President and Controller, beneficially owning “1166,795” shares of the Company’s common stock. Mr. Jason Conley is the beneficial owner of 71,795 shares of the Company’s common stock. Except as described above, and updating the total number of shares owned by all current directors and executive officers as a group from 899,283 to 837,448, no other changes have been made to the Proxy Statement.

BENEFICIAL OWNERSHIP

Beneficial ownership is determined in accordance with SEC rules. Under the rules, the number of shares beneficially owned by a person and the percentage of ownership held by that person includes shares of common stock that could be acquired upon exercise of an option within sixty days, although such shares are not deemed exercised and outstanding for computing the percentage of ownership held by any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

The following table shows the beneficial ownership of Roper common stock as of March 31, 2020 by (i) each of our director nominees, (ii) each named executive officer in the “2019 Summary Compensation Table,” (iii) all of our current directors and executive officers as a group, and (iv) all persons who we know are the beneficial owners of five percent or more of Roper common stock. Except as noted below, the address of each person in the table is c/o Roper Technologies, Inc., 6901 Professional Parkway East, Suite 200, Sarasota, Florida 34240.

Name of Beneficial Owner	Beneficial Ownership of Common Stock(1)(2)		Percent of Class
T. Rowe Price Associates, Inc.	15,537,130	(3)
100 E. Pratt Street, Baltimore, MD 21202			14.9%
The Vanguard Group
100 Vanguard Blvd., Malvern, PA 19355	8,842,539	(4)	8.5%
BlackRock, Inc.
55 East 52nd Street, New York, NY 10055	7,119,312	(5)	6.8%
Shellye L. Archambeau	4,190		*	*
Amy Woods Brinkley	14,440		*	*
Jason Conley	71,795		*	*
John F. Fort III	18,490	(6)	*	*
L. Neil Hunn	407,214		*	*
Robert D. Johnson	7,140		*	*
Robert E. Knowling, Jr.	11,978		*	*
Wilbur J. Prezzano	19,440		*	*
Laura G. Thatcher	14,940		*	*
Richard F. Wallman	54,905	(7)	*	*
Christopher Wright	54,644		*	*
Robert C. Crisci	100,768		*	*
John K. Stipancich	57,544		*	*
All current directors and executive officers as a group (13 individuals)	837,448		*	*%

**	Less than 1%.
(1)

Includes the following shares that could be acquired on or before May 30, 2020 upon exercise of stock options issued under Company plans as follows: Mr. Conley (45,500), Mr. Hunn (185,000), Mr. Crisci (60,500), Mr. Stipancich (23,500), and all current directors and executive officers as a group (314,500). Holders do not have voting or investment power over unexercised option shares.

(2)

Includes the following shares of unvested restricted stock held by named executives officers over which they have sole voting power but no investment power: Mr. Conley (17,315), Mr. Hunn (147,636), Mr. Crisci (38,023), and Mr. Stipancich (24,614). The total for all current directors and executive officers as a group is (227,588).

(3)

Based on information reported on Schedule 13G/A filed with the SEC on February 14, 2020, as of December 31, 2019, T. Rowe Price Associates, Inc. beneficially owned 15,537,130 shares of Roper common stock with sole voting power over 5,198,885 shares and sole dispositive power over all of the shares.

(4)

Based on information reported on Schedule 13G filed with the SEC on February 12, 2020, as of December 31, 2019, The Vanguard Group (“Vanguard”) beneficially owned 8,842,539 shares of Roper common stock with sole voting power over 154,097 shares, shared voting power over 29,148 shares, sole dispositive power over 8,667,844 shares, and shared dispositive power over 174,695 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 118,395 shares. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 90,290 shares.

(5)

Based on information reported on Schedule 13G/A filed with the SEC on February 6, 2020, as of December 31, 2019, BlackRock, Inc. (and certain of its subsidiaries) beneficially owned 7,119,312 shares of Roper common stock with sole voting power over 5,867,129 shares and sole dispositive power over 7,119,312 shares.

(6)	Includes 250 shares held by a trust of which Mr. Fort is a trustee and 300 shares held by Mr. Fort’s spouse.
(7)	Includes 500 shares held in an IRA account by Mr. Wallman’s spouse.